EXHIBIT 10.28

                                     RECEIVABLES SALE AGREEMENT


                                   DATED AS OF SEPTEMBER 28, 2001

                                               BETWEEN

                                       TRENDWEST RESORTS, INC.
                                              as Seller

                                                 AND
                                        TW HOLDINGS III, INC.
                                              as Buyer



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
                                          TABLE OF CONTENTS
                                                                                                 Page
PRELIMINARY STATEMENTS..............................................................................1

                                             ARTICLE I
AMOUNTS AND TERMS OF THE PURCHASES..................................................................2
                           Section 1.1      Purchases of Receivables................................2
                           Section 1.2      Payment for the Purchases...............................4
                           Section 1.3      Adjustments for Dilutions...............................5
                           Section 1.4      Repurchase of Receivables...............................6
                           Section 1.5      Upgrade Contracts.......................................8
                           Section 1.6      Payments and Computations, Etc..........................8
                           Section 1.7      Transfer of Records.....................................9
                           Section 1.8      Characterization.......................................10

                                             ARTICLE II
REPRESENTATIONS AND WARRANTIES.....................................................................10
                           Section 2.1      Representations and Warranties of Seller...............10

                                             ARTICLE III
CONDITIONS OF PURCHASES............................................................................17
                           Section 3.1      Conditions Precedent to Initial Purchase...............17
                           Section 3.2      Conditions Precedent to All Purchases..................17

                                             ARTICLE IV
COVENANTS..........................................................................................18
                           Section 4.1      Affirmative Covenants of Seller........................18
                           Section 4.2      Negative Covenants of Seller...........................24





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                                             ARTICLE V
AMORTIZATION EVENTS................................................................................26
                           Section 5.1      Amortization Events....................................26
                           Section 5.2      Remedies...............................................27

                                             ARTICLE VI
INDEMNIFICATION....................................................................................28
                           Section 6.1      Indemnities by Seller..................................28
                           Section 6.2      Other Costs and Expenses...............................31

                                            ARTICLE VII
MISCELLANEOUS......................................................................................32
                           Section 7.1      Waivers and Amendments.................................32
                           Section 7.2      Notices................................................32
                           Section 7.3      Protection of Ownership Interests of Buyer.............32
                           Section 7.4      Confidentiality........................................33
                           Section 7.5      Bankruptcy Petition....................................34
                           Section 7.6      CHOICE OF LAW..........................................34
                           Section 7.7      CONSENT TO JURISDICTION................................34
                           Section 7.8      WAIVER OF JURY TRIAL...................................35
                           Section 7.9      Integration; Binding Effect; Survival of Terms.........35
                           Section 7.10     Counterparts; Severability; Section References.........36




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
                                       Exhibits and Schedules
Exhibit I         -        Definitions

Exhibit II        -        Principal Place of Business; Location(s) of Records; Federal
                           Employer Identification Number

Exhibit III       -        Account Numbers

Exhibit IV        -        Form of Compliance Certificate

Exhibit V         -        Credit and Collection Policy

Exhibit VI        -        Form of Subordinated Note

Exhibit VII       -        Form of Vacation Owner Agreement

Exhibit VIII      -        Form of Sale Assignment

Exhibit IX        -        Form(s) of Mortgage Note(s)

Exhibit X         -        Form of FI Assignment Document (First Step)

Exhibit XI        -        Form of FI Assignment Document (Second Step)

Exhibit XII       -        Concord's Credit and Collection Policy

Schedule A                 List of Documents to Be Delivered to Buyer Prior to the
                           Effective Date


                           RECEIVABLES SALE AGREEMENT


                  THIS RECEIVABLES SALE AGREEMENT, dated as of September 28, 2001 is by and between Trendwest Resorts, Inc. ("TWRI"), an Oregon corporation ("Seller"), TW Holdings III, Inc., a Delaware corporation ("Buyer"). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.

                             PRELIMINARY STATEMENTS

                  Seller now owns, and from time to time hereafter will own, Receivables. Seller has previously sold, transferred and assigned to Buyer Receivables pursuant to a Receivables Sale Agreement dated as of January 7, 2000 (the "Previous Sale Agreement") among the Seller and Buyer.

                  As of the date hereof, TWRI is entering into a Receivables Transfer Agreement (the "Transfer Agreement") with Eagle Crest, Inc. and Running Y Resort, Inc. (each an "RTA Seller" and together the "RTA Sellers") pursuant to which the RTA Sellers (i) on the effective date thereunder will sell the Legacy Eagle Crest Receivables to TWRI and (ii) from to time thereafter will sell RTA Receivables to TWRI.

                  Seller and Buyer desire to amend and restate the Previous Sale Agreement. Seller wishes to continue to sell and assign to Buyer, and Buyer wishes to continue to purchase from Seller, all of Seller's right, title and interest in and to Receivables, together with the Related Security and Collections with respect thereto.

                  Seller and Buyer intend the transactions contemplated hereby to be true sales of the Receivables from Seller to Buyer, providing Buyer with the full benefits of ownership of the Receivables, and Seller and Buyer do not intend these transactions to be, or for any purpose to be characterized as, loans from Buyer to Seller.

                  Buyer has previously sold, transferred and assigned from time to time to the Purchasers upon each purchase of Receivables from Seller, undivided interests therein and in the associated Related Security and Collections pursuant to the Previous Purchase Agreement (as defined in the Purchase Agreement).





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                  Buyer desires to continue, upon each purchase of Receivables from Seller hereunder, to sell undivided interests in such Receivables and in the associated Related Security and Collections pursuant to the Receivables Purchase Agreement dated as of the date hereof (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the "Purchase Agreement") by and between Buyer (in such capacity the "RPA Seller"), Seller, as Servicer, Wells Fargo Minnesota, National Association, as Custodian, the financial institutions from time to time party thereto as "Financial Institutions", Jupiter Securitization Corporation and Blue Keel Funding LLC, as Conduits, Fleet Securities, Inc., as an Investor Agent and as a Financial Institution, Bank One, NA, as Paying Agent and Bank One, NA (Main Office Chicago), as Agent, Investor Agent and as a Financial Institution.

                  NOW THEREFORE, in consideration of the foregoing premises and actual agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I
                       AMOUNTS AND TERMS OF THE PURCHASES

                  Section 1.1       Purchases of Receivables.

                  (a) On each Purchase Date hereunder, in consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, Seller shall sell, assign, transfer, set-over and otherwise convey to Buyer, without recourse (except to the extent expressly provided herein), and Buyer shall purchase from Seller, all of Seller's right, title and interest in and to all Receivables identified in the related Schedule of Receivables, together with all Related Security relating thereto and all Collections thereof; provided, however, that in no event shall Buyer be obligated to purchase, or Seller be obligated to sell, any Receivable arising after the Amortization Date. In accordance with the preceding sentence, on the RSA Effective Date, Buyer shall acquire all of Seller's right, title and interest in and to the Legacy Eagle Crest Receivables and all other Receivables identified in the related Schedule of Receivables, together with all Related Security relating thereto and all Collections thereof. The acquisition by Buyer of the right, title and interest of Seller in the applicable Receivables in connection with each Purchase hereunder is conditioned upon and




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subject to Seller's receipt of the Purchase Price therefor in accordance with
Section 1.2.

                  (b) Not less than five Business Days prior to each date which Seller proposes to be a Purchase Date, Seller shall deliver to Buyer (i) a notice that Seller proposes to sell Receivables to Buyer on the specified Purchase Date, and (ii) a schedule of the Originated Receivables that Seller proposes to sell to Buyer on such Purchase Date (a "Draft Schedule of Receivables"). The Seller shall also deliver to the Custodian, for each Originated Receivable on the Draft Schedule of Receivables, each Receivable Document listed in the definition of "Receivable Documents."

                  (c) If Buyer is unwilling to effect a Purchase of Receivables on such proposed Purchase Date, or if Buyer is willing to purchase some, but not all, of such Originated Receivables on such proposed Purchase Date, then Buyer shall deliver to Purchaser, within two Business Days following Buyer's receipt of Seller's notice, a notice to such effect, including (if Buyer is willing to purchase some but not all such Originated Receivables), a schedule of the Originated Receivables which Buyer is willing to purchase. If Buyer is unwilling to effect a Purchase of Receivables on such Purchase Date, then such proposed Purchase Date shall be abandoned. Otherwise, on such Purchase Date, a purchase and sale of the Originated Receivables specified on the schedule delivered by Seller (or, if Buyer delivered a schedule as provided in the preceding sentence, then a purchase and sale of the Originated Receivables specified on such schedule (the applicable schedule being the "Schedule of Receivables" for such Purchase Date), shall occur pursuant to Section 1.1(a) on such Purchase Date (subject to compliance with the conditions specified in Article III).

                  (d) In connection with consummation of any Purchase hereunder, Seller will deliver to the Custodian (i) an executed Sale Assignment (substantially in the form of Exhibit VIII hereto) and (ii) the Schedule of Receivables. Buyer may request that Seller deliver, and Seller shall deliver, such approvals, opinions, information, reports or documents as Buyer may reasonably request.

                  (e) It is the intention of the parties hereto that each Purchase of Receivables made hereunder shall constitute a "true sale", which sales are absolute and irrevocable and provide Buyer with the full benefits of ownership of the Receivables. Except for adjustments for dilution pursuant to
Section 1.3, each sale of Receivables hereunder is made without recourse to Seller; provided, however, that (i) Seller shall be liable to Buyer for all representations, warranties and covenants made by Seller pursuant to the terms of the Transaction Documents to which Seller is a party, and (ii) such sale




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does not constitute and is not intended to result in an assumption by Buyer or any assignee thereof of any obligation of any Originator or any other Person arising in connection with the Receivables, the related Contracts and/or other Related Security or any other obligations of any Originator. In view of the intention of the parties hereto that the Purchases of Receivables made hereunder shall constitute sales of such Receivables rather than loans secured thereby, Seller agrees that it will, on or prior to the date hereof and in accordance with Sections 4.1(e)(ii) and 4.2(f), mark its master data processing records relating to the Receivables with a legend acceptable to Buyer and to the Agent (as Buyer's assignee), evidencing that Buyer has purchased such Receivables as provided in this Agreement and to note in its financial statements that such Receivables have been sold to Buyer. Upon the request of Buyer or the Agent (as Buyer's assignee), Seller or its Affiliate will execute and file such Financing Statements, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of Buyer's ownership interest in the Receivables and the Related Security and Collections with respect thereto, or as Buyer or the Agent (as Buyer's assignee) may reasonably request.

                  Section 1.2       Payment for the Purchases.

                  (a) Upon acceptance and approval by the Custodian of the documents specified in Section 1.1(d), the Buyer will transfer or cause to be transferred to the Seller an amount equal to the Purchase Price with respect to such Purchase of Receivables. The Purchase Price for each Purchase shall be payable in full by Buyer to Seller on the date of such Purchase, and shall be paid to Seller in the following manner:

                  (i) by delivery of immediately available funds, to the extent of (x) funds made available to Buyer in connection with its subsequent sale of an interest in such Receivables to the Purchasers under the Purchase Agreement and (y) any Collections on Receivables or other funds available to Buyer on such Purchase Date; and

                  (ii) the balance, by accepting a contribution to its capital and/or with the proceeds of a borrowing from Seller of a subordinated revolving loan (each, a "Subordinated Loan") in such amounts as determined by Buyer, provided that the Subordinated Loan made on the date of any Purchase by the Seller shall not cause the Net Worth of Buyer to be less than the Required Capital Amount.





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Subject to the limitations set forth in the preceding clause (ii), Seller irrevocably agrees to advance each Subordinated Loan requested of it by Buyer on or prior to the Facility Termination Date. The Subordinated Loans owing to Seller shall be evidenced by, and shall be payable in accordance with the terms and provisions of, the Subordinated Note and shall be payable solely from funds which the Buyer is not required under the Purchase Agreement to set aside for the benefit of, or otherwise pay over to, the Agent for the benefit of the Purchasers.

                  (b) On each Settlement Date related to a Calculation Period, all Collections paid to Buyer pursuant to the terms of the Purchase Agreement shall be paid to the Seller to reduce the amounts owed by Buyer to Seller under the Subordinated Note. If the balance on the Subordinated Note has been reduced to zero and all other amounts owed thereunder have been paid, then Buyer shall be entitled to retain any remaining Collections.

                  (c) In addition to such other information as may be included therein, each Monthly Report shall set forth the following with respect to the related Calculation Period: (i) the aggregate Outstanding Balance of Receivables created by the Seller and conveyed in Purchases during such Calculation Period, as well as the Net Receivables Balance (as defined in the Purchase Agreement) included therein, (ii) the aggregate Purchase Price payable to the Seller in respect of such Purchases, (iii) the aggregate amount of funds received by such Seller during such Calculation Period which are to be applied toward the aggregate Purchase Price owing for such Calculation Period pursuant to the first sentence of this paragraph, (iv) the increase or decrease in the amount outstanding under the Subordinated Note as of the end of such Calculation Period after giving effect to the application of funds in paragraph (b) above and the restrictions on Subordinated Loans set forth in paragraph (a) above, and (v) the amount of any capital contribution made by to Buyer as of the end of such Calculation Period pursuant to paragraph (a) above.

                  Section 1.3 Adjustments for Dilutions. If on any day:

                  (a) the Outstanding Balance of a Receivable is:

                  (i) reduced as a result of any defective or rejected goods or services, rescission of a Contract, any discount or any adjustment or otherwise by any Originator or by Seller (other than cash Collections on account of the Receivables),




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                  (ii) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), or

                  (b) any of the representations and warranties set forth in
Article II are no longer true with respect to any Receivable,

then, in such event, Seller shall deposit into the Collection Account on the second Business Day following the date (the "Dilution Date") of occurrence of an event described in paragraphs (a) or (b) of this Section 1.3, an amount in immediately available funds equal to the Accrued Balance of such Receivable as of the Dilution Date.

                  Section 1.4       Repurchase of Receivables.

                  (a) From time to time the Buyer may convey back to Seller, at Seller's option, (x) to the extent permitted pursuant to Section 1.4(c), any Receivable which constituted a Charged-Off Receivable, an Undocumented Receivable or a Defaulted Receivable as of the last day of the related Calculation Period and (y) to the extent permitted by Section 1.4(e), any Timeshare Interest which constituted a Repossessed Timeshare Interest as of the last day of the related Calculation Period. Seller shall provide the Agent with irrevocable written notice prior to the date upon which such reconveyance shall occur of its intention to cause such reconveyance to occur, which notice shall
(i) state the amount of each form of consideration described in Sections 1.4(b) and 1.4(e) which shall be paid to Buyer on such Settlement Date, (ii) identify the Charged-Off Receivables, Undocumented Receivables or Defaulted Receivables to be reconveyed to Seller and (iii) otherwise be satisfactory in form and substance to Buyer.

                  (b) As consideration for the reconveyance of a Receivable pursuant to Section 1.4(a)(x), Seller shall provide to Buyer, in immediately available funds, an amount equal to the Outstanding Balance of such Receivable (prior to any write-off thereof).

                  (c) The aggregate Outstanding Balance (prior to any write-off thereof of Receivables other than Undocumented Receivables) reconveyed pursuant to Section 1.4(a)(x) shall (i) at no time exceed 10% of the result of (A) the aggregate initial




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Outstanding Balance of all Receivables conveyed from the Seller to the Buyer on any Purchase Date reduced by (B) the aggregate Outstanding Balance (prior to any write-off thereof) of all Receivables subsequently reconveyed from the Buyer to the Seller, and (ii) (A) for the RSA Year beginning January 7, 2001 not exceed $15,000,000 and (B) for the RSA Year beginning January 2, 2002, and each subsequent RSA Year, not exceed $17,500,000.

                  (d) As consideration for any reconveyance pursuant to Section 1.4(a)(y) of a Repossessed Timeshare Interests, on the applicable Settlement Date, Seller shall pay to Buyer in immediately available funds an amount equal to 25% of the original purchase price paid by the defaulting Obligor for such Timeshare Interests.

                  (e) Seller may not repurchase Repossessed Timeshare Interests at any time pursuant to Section 1.4(a)(y) unless each of the following conditions is satisfied:

                  (i) either the Amortization Date or the Revolving Period Termination Date has occurred under the Purchase Agreement;

                  (ii) Seller has theretofore repurchased the maximum amount of Charged-off Receivables, Undocumented Receivables and Defaulted Receivables permitted to be repurchased at such time pursuant to Sections 1.4(a)(x) and 1.4(c); and

                  (iii) the aggregate Outstanding Balance of all Charged-off Receivables and Defaulted Receivables related to Repossessed Timeshare Interests which have been repurchased pursuant to Section 1.4(a)(y), including the Repossessed Timeshare Interests to be repurchased on such Settlement Date, does not exceed an amount equal to 5.0% of the Outstanding Balance of Eligible Receivables as of the earlier to occur of the Amortization Date and the Revolving Period Termination Date.

Seller may not repurchase any Repossessed Timeshare Interests relating to a Charged- off Receivable, an Undocumented Receivable or a Defaulted Receivable unless Seller repurchases all of the Repossessed Timeshare Interests relating to such Charged-off Receivable, Undocumented Receivable or Defaulted Receivable at such time.

                  (f) The rights of Seller pursuant to this Section 1.4 to repurchase Charged-off Receivables, Undocumented Receivables, Defaulted Receivables and




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Repossessed Timeshare Interests shall be subject and subordinate to the rights of the Agent pursuant to Section 10.2 of the Purchase Agreement to sell, dispose or otherwise liquidate the Receivables and the Related Security following the occurrence of an Amortization Event. Such rights of the Seller shall not apply to any Charged-off Receivables, Undocumented Receivables, Defaulted Receivables or Repossessed Timeshare Interests which the Agent or any Servicer has sold, nor shall they apply to any Charged-off Receivables, Undocumented Receivables, Defaulted Receivables or Repossessed Timeshare Interests as to which the Agent or any Servicer has provided at least five Business Days prior notice to the Seller of its intention so to sell (unless, prior to the expiration of such five Business Days, Seller has irrevocably committed to purchase such Charged-off Receivables, Undocumented Receivables, Defaulted Receivables or Repossessed Timeshare Interests on the next succeeding Settlement Date).

                  Section 1.5       Upgrade Contracts.

                  (a) If at any time the Obligor of a Receivable (other than a Fractional Interest Receivable) enters into an Upgrade Contract, Seller shall deliver (i) to the Buyer, a notice indicating such Upgrade and identifying the Receivable (the "Upgrade Receivable") represented by such Upgrade Contract and
(ii) to the Custodian, the Receivable Documents related to such Upgrade Receivable.

                  (b) Buyer shall pay to Seller, in immediately available funds, an amount equal to the excess, if any, of (x) the Outstanding Balance of such Upgrade Receivable over (y) the Outstanding Balance of the existing receivable (the "Pre-Upgrade Receivable") to which it is related.

                  (c) The Buyer will subsequently deliver to the Agent and the Investor Agents a Seller Direction and a Request for Release in accordance with
Section 2.10 of the Purchase Agreement indicating such Upgrade and identifying the Upgrade Receivable and the Pre-Upgrade Receivable.

                  (d) There shall be no limit on the number of Receivables related to Upgrade Contracts substituted for under this Agreement.

                  Section 1.6 Payments and Computations, Etc. All amounts to be paid or deposited by Buyer hereunder shall be paid or deposited in accordance with the terms of the Agreement on the day when due in immediately available funds to the account of




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Seller designated from time to time by Seller or as otherwise directed by
Seller. In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid in full; provided, however, that such Default Fee shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

                  Section 1.7       Transfer of Records.

                  (a) In connection with the Purchases of Receivables hereunder, Seller hereby sells, transfers, assigns and otherwise conveys to Buyer all of Seller's right and title to and interest in the Records relating to all Receivables sold hereunder. There will be no need for any further documentation in connection with any Purchase, other than documents specifically required by this Agreement. In connection with such transfer, Seller hereby grants to each of Buyer, the Agent and the Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by the applicable Originator to account for the Receivables, to the extent necessary to administer the Receivables, whether such software is owned by such Originator or is owned by others and used by such Originator under license agreements with respect thereto, provided that should the consent of any licensor of such Originator to such grant of the license described herein be required, such Originator hereby agrees that upon the request of Buyer (or the Agent as Buyer's assignee), such Originator will use its reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable, and shall terminate on the date this Agreement terminates in accordance with its terms.

                  (b) Seller (i) shall take such action requested by Buyer and/or the Agent (as Buyer's assignee), from time to time hereafter, that may be necessary or appropriate to ensure that Buyer and Buyer's Assigns under the Purchase Agreement have an enforceable ownership interest in the Records relating to the Receivables purchased from Seller hereunder, and (ii) shall use its reasonable efforts to ensure that Buyer, the Agent and the Servicer each has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Receivables and/or to recreate such Records.





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                  Section 1.8 Characterization. If, notwithstanding the
intention of the parties expressed in Section 1.1(e), any sale or contribution by Seller to Buyer of Receivables hereunder shall be characterized as a secured loan and not a sale, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. For this purpose and without being in derogation of the parties' intention that each sale of Receivables hereunder shall constitute a true sale thereof, Seller hereby grants to Buyer a duly perfected security interest in all of Seller's right, title and interest in, to and under all Receivables now existing and hereafter arising, all Collections and Related Security with respect thereto, each Collection Account, the Transfer Agreement and all proceeds of the foregoing, which security interest shall be prior to all other Adverse Claims thereto. After the occurrence of an Amortization Event, Buyer and Buyer's Assigns shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies shall be cumulative.


                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

                  Section 2.1 Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer, as to itself and as to WorldMark (to the extent specific reference to WorldMark is made) that:

                  (a) Corporate Existence and Power. Seller is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except where failure to so qualify or so hold could not be reasonably expected to have a Material Adverse Effect.

                  (b) Power and Authority; Due Authorization Execution and Delivery. The execution and delivery by Seller of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, Seller's use of the proceeds of Purchases made hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate




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action on its part. This Agreement and each other Transaction Document to which
Seller is a party has been duly executed and delivered by Seller.

                  (c) No Conflict. The execution and delivery by Seller of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws (or equivalent organizational documents), (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of Seller or its Subsidiaries (except as created hereunder) and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

                  (d) Governmental Authorization. Other than the filing of the Financing Statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by Seller of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

                  (e)      Actions, Suits.

                  (i) There are no actions, suits or proceedings pending, or to the best of Seller's knowledge, threatened, against or affecting Seller, or any of its or WorldMark's properties, in or before any court that could be reasonably expected to have a Material Adverse Effect.

                  (ii) Seller is not in default with respect to any order of any court, arbitrator or governmental body.

                  (f) Binding Effect. This Agreement and each other Transaction Document to which Seller is a party constitute the legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general




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principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (g) Accuracy of Information. All information heretofore furnished by Seller or any of its Affiliates to Buyer (or Buyer's Assigns) for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by Seller or any of its Affiliates to Buyer (or Buyer's Assigns) will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

                  (h) Use of Proceeds. No proceeds of any Purchase hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

                  (i) Good Title. Immediately prior to each Purchase hereunder, Seller shall be the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller's ownership interest in each Receivable, its Collections and the Related Security.

                  (j) Good Title to the RTA Receivables. Immediately prior to each Purchase hereunder, Seller shall have acquired from the relevant RTA Seller pursuant to the Transfer Agreement, free and clear of any Adverse Claim, full legal and beneficial ownership of the RTA Receivables which are listed on the Schedule of Receivables for the related Purchase Date. There have been duly filed all Financing Statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller's ownership interest in each RTA Receivable, its Collections and the Related Security.

                  (k) Perfection. This Agreement, together with the filing of the Financing Statements contemplated hereby, is effective to, and shall, upon each Purchase hereunder, transfer to Buyer (and Buyer shall acquire from Seller) legal and equitable title to, with the right to sell and encumber each Receivable existing and hereafter arising, together with the Related Security and Collections with respect thereto, free and clear of any Adverse Claim. There have been duly filed all Financing Statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer's ownership interest in the Receivables, the Related Security and the Collections.

                  (l) Perfection of Interest in the RTA Receivables. The Transfer Agreement, together with the filing of the Financing Statements contemplated therein, is effective to, and shall, upon each Purchase (as defined in the Transfer Agreement) thereunder, transfer to Seller (and Seller shall acquire from each RTA Seller) legal and equitable title to, with the right to sell and encumber each RTA Receivable existing and hereafter arising, together with the Related Security and Collections with respect thereto, free and clear of any Adverse Claim. There have been duly filed all Financing Statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller's ownership interest in each RTA Receivable, the Related Security and the Collections.

                  (m) Places of Business. The principal places of business and chief executive office of Seller and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit II or such other locations of which Buyer has been notified in accordance with Section 4.2(a) in jurisdictions where all action required by Section 4.2(a) has been taken and completed. Seller's Federal Employer Identification Number is correctly set forth on Exhibit II.

                  (n) Collections. The conditions and requirements set forth in
Section 4.1(l) have at all times been satisfied and duly performed. The name and address of the bank or banks with which the Clearing Account and the Concord Account are established, together with the account numbers of the Clearing Account, the Concord Account and the Collection Account, are listed on Exhibit III.

                  (o) Material Adverse Effect. Since December 31, 2000 no event has occurred that would have a Material Adverse Effect, including a Material Adverse Effect regarding the collectibility of the Receivables.

                  (p) Names. In the past five (5) years, Seller has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement.

                  (q) Ownership of Buyer. Seller owns, directly or indirectly, 100% of the issued and outstanding capital stock of Buyer, free and clear of any Adverse Claim. Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Buyer.

                  (r) Not a Holding Company or an Investment Company. Seller is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Seller is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

                  (s) Compliance with Law. Seller has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation.

                  (t) Compliance with Credit and Collection Policy. Seller has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any material change to such Credit and Collection Policy, except for such material changes as to which Buyer (or Buyer's Assigns) has been notified in accordance with Section 4.1(a)(vii).

                  (u) Payments to Seller. With respect to each Receivable transferred to Buyer hereunder, the Purchase Price received by Seller constitutes reasonably equivalent value in consideration therefor, and such transfer was not made for or on account of an antecedent debt. No transfer by Seller of any Receivable hereunder is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. ss.ss.101 et seq.), as amended.

                  (v) Enforceability of Contracts. Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and all accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (w) Eligible Receivables. Each Receivable included in the Net Receivables Balance was an Eligible Receivable on the date of its Purchase hereunder.

                  (x) Accounting. The manner in which Seller accounts for the transactions contemplated by this Agreement and the Transfer Agreement does not jeopardize the true sale analysis hereunder or thereunder.

                  (y) No Adverse Selection. Seller has not selected the Receivables to be transferred hereunder from all eligible Originated Receivables based on criteria which it believes would result in such transferred Receivables being of lesser quality than the Originated Receivables not transferred hereunder.

                  (z) Title to Properties. WorldMark, directly or beneficially, owns good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect.

                  (aa) Mortgages and Mortgage Notes. Each Fractional Interest Receivable is evidenced by a Mortgage Note and is secured by a Mortgage on the related Fractional Interest and by no other collateral (unless a first priority perfected mortgage on or security interest in such other collateral has been created in favor of Seller and assigned by Seller to the Buyer). The Obligor under each Fractional Interest Receivable has been delivered the related deed, which was effective to convey fee simple title to such Obligor in the related Fractional Interest, and such deed has been duly recorded or registered in the Applicable Jurisdiction in accordance with applicable laws. All applicable intangibles taxes and documentary sales taxes in respect of each Mortgage Note have been paid in full. The Mortgage in respect of each Fractional Interest Receivable (i) names Seller as the first mortgagee, (ii) creates a valid and enforceable mortgage lien or deed of trust upon the related Fractional Interest in favor of Seller, subject to no liens, encumbrances or claims other than Permitted Liens and (iii) has not been assigned to any Person prior to the assignments thereof pursuant to the FI Assignment Documents. The related Mortgage contains customary and enforceable provisions so as to render the rights and remedies of the holder thereof adequate for the practical realization against the related FI Unit of the benefits of the security interests intended to be provided thereby, including by judicial foreclosure; and there is no exemption available to the related Obligor which would interfere with the mortgagee's right to foreclose such Mortgage, other than that which may be available under applicable bankruptcy, debt relief or homestead statutes.

                  (bb) Liabilities of WorldMark. WorldMark:

                  (i) has not voluntarily incurred or at any time become voluntarily liable for any Indebtedness;

                  (ii) has not voluntarily allowed its property to become subject to any Liens, nor is any of its property subject to any Liens, other than (A) utility or other easements or licenses unrelated to any debt of WorldMark or (B) Liens that in do not exceed, in aggregate, $100,000; and

                  (iii) has not involuntarily incurred and is not involuntarily liable for any debt, nor is any of its property involuntarily subject to any Liens (other than utility or similar easements or licenses unrelated to any debt of WorldMark) that individually or in the aggregate (with respect to all such debt and the obligations secured by all such Liens) exceed $1,000,000.

                  (cc) Environmental Matters. The Seller has conducted its operations and kept and maintained its property in compliance with all Environmental Laws. The Seller has performed its duties under its management agreement with WorldMark in material compliance with all Environmental Laws.

                  (dd) Conformity of Receivable Documents. The information set forth on each Schedule of Receivables is accurate and is consistent with the terms of the related Receivable Documents delivered to the Custodian.

                  (ee) No Subsidiaries of WorldMark. WorldMark has no Subsidiaries.

                  (ff) Insurance. Seller in its individual capacity and as property manager for WorldMark maintains in effect, or causes to be maintained in effect, such property, casualty and liability insurance covering its and its related WorldMark's real property and personal property as Seller deems appropriate in its good faith business judgement.

                  (gg) Compliance with Representations. On and as of the date of each Purchase Date hereunder, Seller hereby represents and warrants that all of the other representations and warranties set forth in this Article II are true and correct on and as of the date of such Purchase (and after giving effect to such Purchase) as though made on and as of each such Purchase Date.


                                   ARTICLE III
                             CONDITIONS OF PURCHASES

                  Section 3.1 Conditions Precedent to Initial Purchase. The initial Purchase under this Agreement (including the Purchase of the Legacy Eagle Crest Receivables) is subject to the conditions precedent that (a) Buyer shall have received on or before the applicable Purchase Date those documents listed on Schedule A and (b) all of the conditions to the "Effective Date" under and as defined in the Purchase Agreement shall have been satisfied or waived in accordance with the terms thereof. The date of such initial Purchase Date shall be the "RSA Effective Date".

                  Section 3.2 Conditions Precedent to All Purchases. Each Purchase shall be subject to the further conditions precedent that:

                  (a) the Facility Termination Date shall not have occurred;

                  (b) Buyer (and Buyer's Assigns) shall have received such other approvals, opinions or documents as it may reasonably request;

                  (c) no Amortization Event or Potential Amortization Event shall have occurred.

As a further condition to each Purchase, on the applicable Purchase Date, Seller represents and warrants that the representations and warranties set forth in
Article II are true and correct on and as of such Purchase Date (and after giving effect thereto) as though made on and as of such date.

                                   ARTICLE IV
                                    COVENANTS

                  Section 4.1 Affirmative Covenants of Seller. Until the date on which this Agreement terminates in accordance with its terms, Seller hereby covenants as set forth below:

                  (a) Financial Reporting. Seller will maintain for itself and its Subsidiaries a system of accounting established and administered in accordance with GAAP, and furnish to Buyer (or Buyer's Assigns):

                  (i) Annual Reporting. Such annual financial reports as required by Section 7.1(a)(i) of the Purchase Agreement.

                  (ii) Quarterly Reporting. Such quarterly financial reports as required by Section 7.1(a)(ii) of the Purchase Agreement.

                  (iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit IV signed by an Authorized Officer of Seller and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

                  (iv) Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of Seller or its Affiliates, copies of all financial statements, reports and proxy statements so furnished.

                  (v) S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which Seller or its Affiliates or any of their Subsidiaries may from time to time file with the Securities and Exchange Commission.

                  (vi) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than Buyer, the Agent or Conduit, copies of the same.

                  (vii) Change in Credit and Collection Policy. At least thirty
(30) days prior to the effectiveness of any material change in or amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice indicating such change or amendment.

                  (viii) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of Seller and WorldMark as Buyer (or Buyer's Assigns) may from time to time reasonably request in order to protect the interests of Buyer (and Buyer's Assigns) under or as contemplated by this Agreement.

                  (b) Notices. Seller will notify the Buyer (and Buyer's Assigns) in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

                  (i)Amortization Events or Potential Amortization Events. The occurrence of each Amortization Event and each Potential Amortization Event, as set forth in Article V of this Agreement, by a statement of an Authorized Officer of Seller.

                  (ii) Judgment and Proceedings.

                  (A) The entry of any judgment or decree against WorldMark, the Seller or any of the Seller's Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against WorldMark, the Seller or the Seller's Subsidiaries exceeds $1,000,000.

                  (B) The institution of any material litigation, arbitration proceeding or governmental proceeding against WorldMark, the Seller or the Seller's Subsidiaries.

                  (iii) Material Adverse Effect. The occurrence of any event or condition that has, or could reasonably be expected to have, a Material Adverse Effect, including a Material Adverse Effect on the collectibility of the Receivables.

                  (iv) Defaults Under Other Agreements. The occurrence of a default or an event of default under any other material financing arrangement pursuant to which Seller is a debtor or an obligor.

                  (v) Downgrade of the Seller. Any downgrade in the rating of any Indebtedness or asset backed security of the Seller, or any of its Subsidiaries or Affiliates, as applicable or as may become applicable, by any nationally recognized rating agency, setting forth the Indebtedness or asset backed security affected and the nature of such change.

                  (vi) Default by Custodian. The occurrence of a default or event of default under Article XV of the Purchase Agreement or any other provision of the Purchase Agreement by the Custodian.

                  (vii) Termination of Concord. The termination of Concord as subservicer for the Legacy Eagle Crest Receivables.

                  (c) Compliance with Laws and Preservation of Corporate Existence. Seller will comply in all material respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which they may be subject. Seller will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of their incorporation, and qualify and remain qualified in good standing as foreign corporations in each jurisdiction where their businesses are conducted.

                  (d) Audits. Seller will furnish and will cause WorldMark to furnish to Buyer (or Buyer's Assigns) from time to time such information with respect to it and the Receivables as Buyer (or Buyer's Assigns) may reasonably request. Seller and WorldMark will, from time to time during regular business hours as requested by Buyer (or Buyer's Assigns), upon reasonable notice, permit Buyer (or Buyer's Assigns) or their respective agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of Seller relating to the Receivables and the Related Security, including the related Contracts, and (ii) to visit the offices and properties of Seller for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Seller's and any WorldMark's financial condition or the Receivables and the Related Security or Seller's performance under any of the Transaction Documents or Seller's performance under the Contracts and, in each case, with any of the officers or employees of Seller having knowledge of such matters. The cost of audits conducted pursuant to this Section
4.1 (d) will be borne solely by the Seller.

                  (e) Keeping and Marking of Records and Books.

                  (i) Seller will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain (or will cause the Custodian to keep and maintain) all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). Seller will give Buyer (and Buyer's Assigns) notice of any material change in the administrative and operating procedures referred to in the previous sentence.

                  (ii) Seller will (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Receivables with a legend, acceptable to Buyer (and Buyer's Assigns), describing Buyer's ownership interests in the Receivables and further describing the Purchaser Interests of the Agent (on behalf of the Purchasers) under the Purchase Agreement and (B) upon the request of Buyer (or Buyer's Assigns), (x) mark each Contract with a legend describing Buyer's ownership interests in the Receivables and further describing the Purchaser Interests of the Agent (on behalf of the Purchasers) and (y) deliver to the Custodian all Receivable Documents (including all multiple originals of any such Contract) relating to the Receivables.

                  (iii) Seller will be responsible for causing the Custodian to perform any function required by this Section 4.1(e) to the extent applicable.

                  (f) Compliance with Contracts and Credit and Collection Policy. Seller will timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all respects with the Credit and Collection Policy in regard to each Receivable and the related Contract. Seller will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of Buyer and Buyer's Assigns.

                  (g) Performance and Enforcement of Transfer Agreement. Seller will and will require each RTA Seller to, perform each of their respective obligations and undertakings under and pursuant to the Transfer Agreement, will purchase RTA Receivables thereunder in strict compliance with the terms thereof and will vigorously enforce the rights and remedies accorded to Seller under the Transfer Agreement. Seller will take all actions to perfect and enforce its rights and interests (and the rights and interests of Buyer as assignee of Seller) under the Transfer Agreement as Buyer (or Buyer's Assigns) may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Transfer Agreement

                  (h) Ownership. Seller will take all necessary action to establish and maintain, irrevocably in Buyer, legal and equitable title to the Receivables, the Related Security and the Collections, free and clear of any Adverse Claims, including the filing of all Financing Statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer's interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Buyer as Buyer (or Buyer's Assigns) may reasonably request.

                  (i) Purchasers' Reliance. Seller acknowledges that the Agent, the Investor Agents and the Purchasers are entering into the transactions contemplated by the Purchase Agreement in reliance upon Buyer's identity as a legal entity that is separate from Seller and any Affiliates thereof. Therefore, from and after the date of execution and delivery of this Agreement, Seller will take all reasonable steps including all steps that Buyer or any assignee of Buyer may from time to time reasonably request to maintain Buyer's identity as a separate legal entity and to make it manifest to third parties that Buyer is an entity with assets and liabilities distinct from those of Seller and any Affiliates thereof and not just a division of Seller. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Seller (i) will not hold itself out to third parties as liable for the debts of Buyer nor purport to own the Receivables and other assets acquired by Buyer, (ii) will take all other actions necessary on its part to ensure that Buyer is at all times in compliance with the covenants set forth in Section 7.1(i) of the Purchase Agreement and (iii) will cause all tax liabilities arising in connection with the transactions contemplated herein or otherwise to be allocated between Seller and Buyer on an arm's-length basis and in a manner consistent with the procedures set forth in U.S. Treasury Regulations ss.ss.1.1502-33(d) and 1.1552-1.

                  (j) Taxes. Seller will file all tax returns and reports required by law to be filed by it and promptly pay all taxes and governmental charges at any time owing.

                  (k) Insurance. Seller will maintain in effect, or cause to be maintained in effect, at Seller's own expense, such property, casualty and liability insurance covering its real property and personal property as Seller deems appropriate in its good faith business judgement. The foregoing requirements shall not be construed to negate, reduce or modify, and are in addition to, Seller's obligations hereunder.

                  (l) Environmental Laws. Seller shall, and shall cause each of its Subsidiaries to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws. Seller shall perform its duties under its management agreement with WorldMark in compliance with all Environmental Laws.

                  (m)      Collections.

                  (i) Seller shall cause each Obligor of Receivables (other than Obligors on Legacy Eagle Crest Receivables during the Concord Servicing Period) to remit his or her payments to a clearing account (the "Clearing Account") established at Key Bank, National Association, or another bank acceptable to the Agent in its sole discretion. The Seller shall cause any payments made by Automatic Debit Collection (other than with respect to Legacy Eagle Crest Receivables during the Concord Servicing Period) to be deposited directly into the Clearing Account from each Obligor's relevant account. In the event any payments relating to Receivables (other than Legacy Eagle Crest Receivables during the Concord Servicing Period) are remitted directly to Seller or any Affiliate of Seller, Seller will remit (or will cause all such payments to be remitted) directly to the bank where the Clearing Account is then established for deposit into the Clearing Account within two (2) Business Days following receipt thereof and, at all times prior to such remittance, Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of Buyer and Buyer's Assigns.

                  (ii) Seller shall cause the Subservicer to instruct each Obligor with respect to the Legacy Eagle Crest Receivables to remit his or her payments to the Concord Account, until the termination of the Concord Servicing Period. Seller shall instruct any payments with respect to the Legacy Eagle Crest

Receivables made by Automatic Debit Collection to be deposited directly into the Concord Account from the relevant account of each Obligor. In the event any payments relating to Legacy Eagle Crest Receivables are remitted directly to Seller or the Subservicer or any Affiliate of Seller or the Subservicer, Seller will remit (or will cause all such payments to be remitted) directly to the bank where the Concord Account is then established for deposit into the Concord Account within two (2) Business Days following receipt thereof and, at all times prior to such remittance, the Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of Buyer and its assigns.

                  (n) Fractional Interest Receivables. On or before the Undocumented Receivable Date with respect to each Fractional Interest Receivable, the Seller shall perform the following:

                  (i) Each of the related deed, the Mortgage and each FI Assignment Document related to such Fractional Interest Receivable shall have been duly recorded or registered in the Applicable Jurisdiction in accordance with all applicable laws and duly executed file stamped originals thereof (which shall include evidence thereon of payment of all required documentary stamps and intangible taxes, if any are required) shall have been delivered to the Custodian pursuant to Article XV; and

                  (ii) An Acceptable Title Policy shall have been delivered to the Custodian pursuant to Article XV of the Purchase Agreement.

                  Section 4.2 Negative Covenants of Seller. Until the date on which this Agreement terminates in accordance with its terms, Seller hereby covenants that:

                  (a) Name Change, Offices and Records. Seller will not change its name, identity or corporate structure, change its jurisdiction of organization or relocate its chief executive office or any office where Records are kept unless it shall have: (i) given Buyer (and Buyer's Assigns) at least forty-five (45) days' prior written notice thereof and (ii) delivered to Buyer (and Buyer's Assigns) all Financing Statements, instruments and other documents requested by Buyer (or any of Buyer's Assigns) in connection with such change or relocation.

                  (b) Change in Payment Instructions to Obligors. Seller will not add or terminate any Clearing Account agreement or make or allow the Subservicer to make any change in the instructions to Obligors (other than as set forth in Section 4.1(m) hereof upon the termination of the Concord Servicing Period) regarding payments to be made to any Clearing Account or to the Concord Account (as applicable), or amend or supplement any agreement with the Custodian or grant any waiver of performance thereunder, unless Buyer (or Buyer's Assigns) shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Clearing Account, an executed Clearing Account agreement with respect to the new Clearing Account.

                  (c) Modifications to Contracts and Credit and Collection Policy. Seller will not make any change to the Credit and Collection Policy that could adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables. Except as otherwise permitted in its capacity as Servicer pursuant to Section 8.2(d) of the Purchase Agreement, Seller will not extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

                  (d) Sales, Liens. Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Collection Account, or assign any right to receive income with respect thereto, and Seller will defend the right, title and interest of Buyer in, to and under any of the foregoing property, against all claims of third parties claiming through or under Seller. However, no part of this Section 4.2(d) shall be construed as prohibiting an assignment pursuant to Section 13.1 or Section 2.1 of the Purchase Agreement.

                  (e) No Adverse Selection. Seller shall not select the Receivables to be transferred hereunder from all eligible Originated Receivables based on criteria which it believes would result in such transferred Receivables being of lesser quality than the Originated Receivables not transferred hereunder.

                  (f) Accounting for Purchases. Seller will not, and will not permit any Affiliate to, account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than the sale of the Receivables and the Related Security by Seller to Buyer or in any other respect account for or treat the transactions contemplated hereby in any manner other than as a sale of the Receivables and the Related Security by Seller to Buyer except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with GAAP.


                                    ARTICLE V
                               AMORTIZATION EVENTS

                  Section 5.1 Amortization Events. The occurrence of any one or more of the following events shall constitute an Amortization Event:

                  (a) Seller shall fail (i) to make any payment or deposit required hereunder when due, or (ii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) of this paragraph
(a)) or any other Transaction Document to which it is a party and such failure in the case of this clause (ii) shall continue for three (3) consecutive Business Days.

                  (b) Any representation, warranty, certification or statement made by Seller in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect when made or deemed made, and the effects of such have not been cured within three business days after the date the representation, warranty, certification or statement was discovered, or should have been discovered, not to have been correct.

                  (c) Failure of WorldMark to pay any Indebtedness when due or of Seller to pay any Indebtedness greater than $1,000,000 when due; or the default by Seller in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness greater than $1,000,000 was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of Seller shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

                  (d) (i) Seller or any of its Subsidiaries shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Seller or any of its Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (ii) Seller or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth in clause (i) above in this subsection (d).

                  (e) A date shall occur which is the 90th day following the earlier to occur of (i) a public announcement of a Change of Control and (ii) a Change of Control.

                  (f) One or more final judgments for the payment of money shall be entered against Seller on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for fifteen (15) consecutive days without a stay of execution.

                  (g)      WorldMark:

                  (i) voluntarily incurs or at any time become voluntarily liable for any Indebtedness;

                  (ii) voluntarily allows its property to become subject to any Liens, or subjects any of its property to any Liens, other than (A) utility or other easements or licenses unrelated to any debt of WorldMark or (B) Liens that in do not exceed, in aggregate, $100,000; or

                  (iii) involuntarily incurs or becomes involuntarily liable for any debt, or subjects any of its property involuntarily to any Liens (other than utility or similar easements or licenses unrelated to any debt of WorldMark) that individually or in the aggregate (with respect to all such debt and the obligations secured by all such Liens) exceed $1,000,000.

                  Section 5.2 Remedies. Upon the occurrence and during the continuation of an Amortization Event, Buyer may take any of the following actions: (i) declare the Amortization Date to have occurred, whereupon the Amortization Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by Seller; provided, however, that upon the occurrence of an Amortization Event described in Section 5.1(d), or of an actual or deemed entry of an order for relief with respect to Seller under the Federal Bankruptcy Code, the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by Seller and (ii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any amounts then due and owing by Buyer to Seller. The aforementioned rights and remedies shall be in addition to all other rights and remedies of Buyer and Buyer's Assigns available under this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including all rights and remedies provided under the UCC, all of which rights shall be cumulative.


                                   ARTICLE VI
                                 INDEMNIFICATION

                  Section 6.1       Indemnities by Seller.

                  (a) Without limiting any other rights that Buyer may have hereunder or under applicable law, Seller hereby agrees to indemnify Buyer and Buyer's Assigns, officers, directors, agents and employees (each an "Indemnified Party") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of Buyer) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement, the Transfer Agreement, or the acquisition, either directly or indirectly, by Buyer of an interest in the Receivables, excluding, however:

                  (i) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

                  (ii) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

                  (iii) taxes imposed by the jurisdiction in which such Indemnified Party's principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the Intended Characterization;

provided, however, that nothing contained in this sentence shall limit the liability of Seller or limit the recourse of Buyer to Seller for amounts otherwise specifically provided to be paid by Seller under the terms of this Agreement.

                  (b) Without limiting the generality of the indemnification contained in Section 6.1(a), Seller shall indemnify Buyer for Indemnified Amounts (including losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Seller) relating to or resulting from:

                  (i) any representation or warranty made by any Originator, Seller or Custodian (or any officers of any Originator, Seller, any Vacation Club or Custodian) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by Seller pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

                  (ii) the failure by any Originator, Seller, any Vacation Club or Custodian (with respect to its duties under Article XV of the Purchase Agreement or any other provision of the Purchase Agreement) to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of any Originator, Seller, any Vacation Club or Custodian (with respect to its duties under Article XV of the Purchase Agreement or any other provision of the Purchase Agreement) to keep or perform any of their respective obligations, express or implied, with respect to any Contract;

                  (iii) any failure of any Originator, Seller or Custodian to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

                  (iv) any lawsuit or legal claim arising out of or in connection with the Resorts and Units, any defect in a Vacation Club's ownership of title to, or leasehold rights in, the real property used in its business, any Obligor's right to use the Resorts and Units, or any rights or services that are the subject of any Contract;

                  (v) any products liability or similar claim arising out of or in connection with rights or services that are the subject of any Contract;

                  (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the service or rights related to such Receivable or the furnishing or failure to provide for such rights or furnish such services;

                  (vii)the commingling of Collections of Receivables at any time with other funds;

                  (viii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of a Purchase, the ownership of the Receivables or any other investigation, litigation or proceeding relating to any Originator, Seller, any Vacation Club or Custodian in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

                  (ix) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

                  (x) any Amortization Event described in Section 5.1(d);

                  (xi) any failure of Seller to acquire and maintain legal and equitable title to, and ownership of any RTA Receivable and the Related Security and Collections with respect thereto from each RTA Seller, free and clear of any Adverse Claim; or any failure of Seller to give reasonably equivalent value to each RTA Seller under the Transfer Agreement in consideration of the transfer by each RTA Seller of any RTA Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

                  (xii) any failure to vest and maintain vested in Buyer, or to transfer to Buyer, legal and equitable title to, and ownership of, the Receivables, the Related Security (and the Collections, free and clear of any Adverse Claim);

                  (xiii) the failure to have filed, or any delay in filing, Financing Statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of any Purchase or at any subsequent time;

                  (xiv) any action or omission by Seller, WorldMark or Custodian which reduces or impairs the rights of Buyer with respect to any Receivable or the value of any such Receivable; and

                  (xv) any attempt by any Person to void any Purchase hereunder under statutory provisions or common law or equitable action.

Any Indemnified Amounts incurred by actions of the Custodian which are not paid by the Custodian to the applicable Indemnified Party on or before the 30th day after a demand for payment of the Buyer is delivered to the Custodian shall be immediately payable by the Seller to the Buyer.

                  Section 6.2 Other Costs and Expenses. Seller shall pay to Buyer on demand all costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder. Seller shall pay to Buyer on demand any and all costs and expenses of Buyer, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event.

                                   ARTICLE VII
                                  MISCELLANEOUS

                  Section 7.1       Waivers and Amendments.

                  (a) No failure or delay on the part of Buyer (or Buyer's Assigns) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

                  (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by Seller and Buyer and, to the extent required under the Purchase Agreement, the Agent, the Investor Agents, the Conduits, and the Financial Institutions or the Required Financial Institutions.

                  Section 7.2 Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, (ii) if given by mail, at the time such communication is received via first class mail or (iii) if given by any other means, when received at the address specified in this Section 7.2.

                  Section 7.3       Protection of Ownership Interests of Buyer.

                  (a) Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that Buyer (or Buyer's Assigns) may reasonably request, to perfect, protect or more fully evidence the Receivables, or to enable Buyer (or Buyer's Assigns) to exercise and enforce their rights and remedies hereunder. At any time after the occurrence or during the continuation of an Amortization Event, Buyer (or Buyer's Assigns) may, at Seller's sole cost and expense, direct Seller to notify the

Obligors of Receivables of the ownership interests of Buyer under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to Buyer or its designee.

                  (b) If Seller or Custodian fails to perform any of its obligations hereunder or under any other Transaction Document, Buyer (or Buyer's Assigns) may (but shall not be required to) perform, or cause performance of, such obligation, and Buyer's (or such assigns') costs and expenses incurred in connection therewith shall be payable by Seller as provided in Section 6.2. Seller irrevocably authorizes Buyer (and Buyer's Assigns) at any time and from time to time in the sole discretion of Buyer (or Buyer's Assigns), and appoints Buyer (and Buyer's Assigns) as its attorney(es)-in-fact, to act on behalf of Seller (i) to execute on behalf of Seller as debtor and to file Financing Statements necessary or desirable in Buyer's (or Buyer's Assigns') sole discretion to perfect and to maintain the perfection and priority of the interest of Buyer in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as Buyer (or Buyer's Assigns) in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of Buyer's interests in the Receivables. This appointment is coupled with an interest and is irrevocable.

                  (c) If, at any time following an Amortization Event, in connection with the sale, liquidation or disposition by the Agent, any Purchaser or any Servicer of any Receivables, Timeshare Interests or other Related Security, it is necessary to obtain any license or to register or qualify any such Person or any such collateral under any applicable law or regulation, Seller shall, at its expense, take all actions that may be necessary or desirable, or that the Agent or any Investor Agent may reasonably request, to assist in any such licensing, registration or qualification, and the Seller shall reimburse the Agent, each Purchaser and any such Servicer (other than TWRI or any Affiliate thereof) for any fees, costs or expenses incurred thereby.

                  Section 7.4       Confidentiality.

                  (a) Seller shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential proprietary information with respect to the Agent, the Investor Agents and Conduits and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that Seller and its officers and employees may disclose such information to Seller's external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.

                  (b) Anything herein to the contrary notwithstanding, Seller hereby consents to the disclosure of any nonpublic information with respect to it (i) to Buyer, the Agent, the Investor Agents, any other Financial Institutions or Conduits by each other, (ii) by Buyer, the Agent, the Investor Agents or the Purchasers to any prospective or actual assignee or participant of any of them or to a prospective or actual successor servicer or (iii) by the Agent or any Investor Agent to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to a Conduit or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Bank One or FSI acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing. In addition, the Purchasers and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

                  Section 7.5 Bankruptcy Petition. Seller hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior Indebtedness of any Conduit, it will not institute against, or join any other Person in instituting against, such Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                  Section 7.6 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

                  Section 7.7 CONSENT TO JURISDICTION. SELLER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SELLER PURSUANT TO THIS AGREEMENT AND SELLER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT

AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF BUYER (OR BUYER'S ASSIGNS) TO BRING PROCEEDINGS AGAINST SELLER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY SELLER AGAINST BUYER (OR BUYER'S ASSIGNS) OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SELLER PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

                  Section 7.8 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY SELLER PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

                  Section 7.9 Integration; Binding Effect; Survival of Terms.

                  (a) This Agreement, the Subordinated Note, and the Subscription Agreement contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

                  (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by Seller pursuant to Article II, (ii) the indemnification and payment provisions of
Article VI, and Section 7.5 shall be continuing and shall survive any termination of this Agreement.

                  Section 7.10 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.


TRENDWEST RESORTS, INC.


By:
   ------------------------------------------------------
Name:
Title:

         Address:          9805 Willows Road
                           Redmond, WA 98052





TW HOLDINGS III, INC.


By:
   ------------------------------------------------------
Name:
Title:

         Address:          9805 Willows Road
                           Redmond, WA 98052

                                    EXHIBIT I

                                   Definitions

                  This is Exhibit I to the Agreement (as hereinafter defined). As used in the Agreement and the Exhibits, Schedules and Annexes thereto, capitalized terms have the meanings set forth in this Exhibit I (such meanings to be equally applicable to the singular and plural forms thereof). If a capitalized term is used in the Agreement, or any Exhibit, Schedule or Annex thereto, and not otherwise defined therein or in this Exhibit I, such term shall have the meaning assigned thereto in Exhibit I to the Purchase Agreement.

                  "Accrued Balance" means, as to any Receivable, the Outstanding Balance of such Receivable plus any accrued and unpaid interest thereon.

                  "Acquisition Agreement" means the Acquisition Agreement, dated as of May 4, 2001, by and among Eagle Crest, Eagle Crest Vacation Club, Running Y Resort, TWRI and WorldMark.

                  "Adverse Claim" means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or real or personal properties in favor of any other Person, other than the rights created under the Transaction Documents.

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person owns 10.0% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

                  "Agent" has the meaning set forth in the Preliminary Statements to the Agreement.

                  "Agreement" means the Receivables Sale Agreement, dated as of September 28, 2001, between Seller and Buyer, as the same may be amended, restated or otherwise modified.




                                    Exh. I-1

                  "Amortization Date" means the earliest to occur of (i) the Facility Termination Date, (ii) any Business Day so designated by Seller or Buyer, and (ii) the Business Day immediately prior to the occurrence of an Amortization Event set forth in Section 5.1(d), (iii) the Business Day specified in a written notice from Buyer to Seller following the occurrence of any other Amortization Event, and (iv) the date which is 30 Business Days after Buyer's receipt of written notice from Seller that it wishes to terminate the Agreement.

                  "Amortization Event" has the meaning set forth in Section 5.1 of the Agreement.

                  "Applicable Declaration" means, with respect to a Resort, the declaration of condominium, declaration of covenants, conditions, and restrictions, master deed, or similar document, together with any amendments or restatements thereof, that establishes the underlying form of ownership of such Resort and, if required by applicable law, that is recorded in the appropriate public records of the Applicable Jurisdiction.

                  "Applicable Jurisdiction" means, with respect to a Resort or a Unit, the state, county, municipality, and/or other governmental jurisdiction (including a foreign jurisdiction if applicable) in which such Resort or Unit is located.

                  "Applicable Timeshare Documents" means all Applicable Declarations and other documents and instruments relating to a Resort and Unit, Common Elements, if any, Common Furnishings, if any, including, but not limited to, the project documents, registrations and other approvals, business licenses, Contracts, homeowners association agreements, and corporate documents and other documents to the extent used in the marketing, sale, and financing of such Timeshare Interests. Each Applicable Timeshare Document shall be in form and content acceptable to the Agent. Promptly upon the request of the Agent or any Investor Agent, the Servicer shall deliver to the Agent or such Investor Agent true, correct, and complete copies of all Applicable Timeshare Documents and any material amendments thereto.

                  "Authorized Officer" means, with respect to Seller, its corporate controller or chief financial officer or any other designated officer acceptable to the Buyer.





                                    Exh. I-2

                  "Bank One" means Bank One, NA (with its main office in Chicago, Illinois), in its individual capacity, and its successors.

                  "Business Day" means any day on which banks are not authorized or required to close in New York, New York or Chicago, Illinois and The Depository Trust Company of New York is open for business.

                  "Buyer" has the meaning set forth in the preamble to the Agreement.

                  "Buyer's Assigns" means any Person to whom the Buyer transfers rights under the Agreement or interests in the Receivables by the Buyer pursuant to this Agreement or the Purchase Agreement, including, without limitation, the Agent, the Investor Agents and the Purchasers.

                  "Calculation Period" means each calendar month or portion thereof which elapses during the term of the Agreement. The first Calculation Period shall commence on the date of the initial Purchase of Receivables hereunder and the final Calculation Period shall terminate on the Amortization Date.

                  "Change of Control" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of any Originator.

                  "Charged-Off Receivable" means a Receivable: (i) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 10.1(d) of the Purchase Agreement (as if references to Originating Party therein refer to such Obligor; (ii) as to which the Obligor thereof, if a natural person, is deceased; (iii) which, consistent with the Credit and Collection Policy, would be written off TWRI's books as uncollectible; (iv) which has been identified by Seller as uncollectible; or (v) as to which any payment, or part thereof, remains unpaid for 179 days or more from the original due date for such payment.

                  "Clearing Account" has the meaning set forth in Section 4.1(l) of this Agreement.

                  "Collection Account" has the meaning set forth in Section 2.8(c) of the Purchase Agreement.




                                    Exh. I-3

                  "Concord" means Concord Servicing Corporation, an Arizona corporation.

                  "Concord Account" means the "Concord Account" set forth in "Exhibit III hereof.

                  "Concord's Collection Policy" means Concord's collection policies and practices relating to Contracts and Receivables (including Legacy Eagle Crest Receivables) existing on the date hereof and summarized in Exhibit XII, as modified from time to time in accordance with the Agreement.

                  "Concord Servicing Period" means the time period during which Concord is acting as subservicer for the Legacy Eagle Crest Receivables.

                  "Conduit" has the meaning set forth in the preamble to the Agreement.

                  "Contract" means (in the case of a Fractional Interest Receivable) a Mortgage Note or (in the case of a Receivable other than a Fractional Interest Receivable) an Installment Sale Contract and (in either case) any and all other instruments, agreements, invoices, or other writings pursuant to which indebtedness of an Obligor to any Originator arises or which evidences such indebtedness.

                  "Credit and Collection Policy" means, collectively, (i) with respect to all Receivables (other than Legacy Eagle Crest Receivables during the Concord Servicing Period) Seller's credit and collection policies and practices relating to Contracts and Receivables (including RTA Receivables) existing on the date hereof and summarized in Exhibit V, as modified from time to time in accordance with the Agreement and (ii) with respect to Legacy Eagle Crest Receivables during the Concord Servicing Period, the Concord Collection Policy.

                  "Default Fee" means a per annum rate of interest equal to the sum of (i) the Prime Rate, plus (ii) 2% per annum.

                  "Defaulted Receivable" means a Receivable on which payment of all or part of the amount due remains unpaid for more than 90 and less than 179 days but which is not a Charged-Off Receivable.





                                    Exh. I-4

                  "Delinquent Receivable" means a Receivable as to which any payment, or part thereof, remains unpaid for 31 or more days or more from the original due date for such payment but which is not a Charged-Off Receivable.

                  "Dilutions" means, at any time, the aggregate amount of reductions or cancellations described in Section 1.3(a) of the Agreement.

                  "Draft Schedule of Receivables" has the meaning set forth in
Section 1.1.

                  "Eagle Crest" means Eagle Crest, Inc., an Oregon corporation.

                  "Eagle Crest Acquisition" means the transaction contemplated by and consummated pursuant to the Acquisition Agreement.

                  "Eagle Crest Vacation Club" means Eagle Crest Vacation Club, Inc., an Oregon not-for-profit corporation.

                  "Eligible Receivable" means, at any time, an Originated
Receivable:

                  (i) the Obligor of which (a) if a natural person, is a resident of the United States or any Canadian province other than Quebec, (b) if a corporation or other business organization, is organized under the laws of the United States or any Canadian province other than Quebec or any political subdivision thereof and has its chief executive office in the United States or any Canadian province other than Quebec; (c) is not an Affiliate of any of the parties hereto; and (d) is not a government or a governmental subdivision or agency,

                  (ii) the Obligor of which is not the Obligor of any Delinquent Receivable, Defaulted Receivable or Charged-Off Receivable,

                  (iii) which is not more than 30 days past due and which has never been more than 30 days past due,

                  (iv) each payment (notwithstanding any payments made by the Obligor at the time of entering into a Contract) under which by its terms is due and payable within no more than 45 days of the original billing date therefor,





                                    Exh. I-5

                  (v) which has not had its payment terms extended (other than in the case of an Upgrade Contract),

                  (vi) the remaining term of which is not greater than 120 months,

                  (vii) on which one due payment has been made by the Obligor and received (other than in the case of an Upgrade Contract),

                  (viii) which is an "account," "chattel paper" or "general intangible" within the meaning of Section 9-105 or Section 9-106, respectively, of the UCC of all applicable jurisdictions,

                  (ix) which is denominated and payable only in United States dollars in the United States,

                  (x) which arises under a Contract which is in substantially the form of one of the form contracts set forth on Exhibit VII hereto or which has been otherwise approved by the Agent in writing, which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms subject to no offset, counterclaim or other defense,

                  (xi) which arises under a Contract which (A) does not require the Obligor under such Contract to consent to the transfer, sale or assignment of the rights and duties of the seller under such Contract and (B) does not contain a confidentiality provision that purports to restrict the ability of the Buyer or of any of Buyer's Assigns to exercise its rights under this Agreement or any other Transaction Document, including its right to review the Contract,

                  (xii) which arises under a Contract that contains an obligation to pay a specified sum of money,

                  (xiii) which, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with




                                    Exh. I-6
respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation,

                  (xiv) which satisfies all applicable requirements of the Credit and Collection Policy,

                  (xv) which was generated in the ordinary course of Seller's business,

                  (xvi) which arises solely from the purchase of Timeshare Interests by an Obligor or from an Upgrade by an Obligor,

                  (xvii) as to which the Agent has not notified Buyer that the Agent has determined that such Receivable or class of Receivables is not acceptable as an Eligible Receivable, including because such Receivable arises under a Contract that is not acceptable to the Agent,

                  (xviii) as to which, if such Receivable has been listed on a Schedule of Exceptions delivered by the Custodian pursuant to Section 15.1(d) of this Agreement, the Agent has consented in writing to the treatment of such Receivable as an Eligible Receivable, and

                  (xix) the Receivables File for which includes all related Receivable Documents.

                  Notwithstanding the foregoing, the Legacy Eagle Crest Receivables shall not constitute Eligible Receivables until such time as the Agent has delivered written notice to the Seller that (x) it has received and reviewed UCC lien searches conducted in the States of Washington and Oregon against the RTA Sellers and (y) such results are satisfactory in all respects to the Agent.

                  "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authorities, in each case relating to environmental, health, safety and land use matters.





                                    Exh. I-7

                  "Facility Termination Date" means the earliest of (i) the occurrence of a Amortization Event, (ii) 30 Business Days after the receipt of written notification from Buyer to the Agent of Buyer's intention to terminate the Liquidity Facility, and (iii) the Liquidity Termination Date.

                  "Federal Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as amended and any successor statute thereto.

                  "FI Assignment Document (First Step)" means, with respect to a Fractional Interest Receivable, an absolute and unconditional assignment in the form attached to the Sale Agreement in the form attached hereto as Exhibit X relating to the sale, assignment, transfer and conveyance of such Fractional Interest Receivable from the RSA Originator to the RPA Seller.

                  "FI Assignment Document (Second Step)" means, with respect to a Fractional Interest Receivable, an absolute and unconditional assignment in the form of the attached Exhibit XI relating to the sale, assignment, transfer and conveyance of such Fractional Interest Receivable from the RPA Seller to Agent.

                  "FI Assignment Documents" means, with respect to a Fractional Interest Receivable, the related FI Assignment Document (First Step) and the related FI Assignment Document (Second Step).

                  "FI Resort" means the Depoe Bay resort located in Depoe Bay, Oregon and each other property from time to time designated hereafter by TWRI to the Agent as an FI Resort.

                  "FI Unit" means a Unit at an FI Resort that has been designated in the Applicable Declaration as reserved for Fractional Interest usage.

                  "Finance Charges" means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor to the Originator pursuant to such Contract or any service fees owed to the Originator related to such Contract. Finance Charges do not include any Vacation Club's membership dues owed by Obligors.

                  "Financial Institutions" has the meaning set forth in the preamble to the Agreement.




                                    Exh. I-8

                  "Financing Statement" means a UCC financing statement, amendment, continuation statement, release, termination or other filing under the UCC.

                  "Fractional Interest" means an undivided fee simple timeshare interest in a particular FI Resort or FI Unit, as a tenant in common with other owners of undivided interests in such FI Resort or FI Unit, together with all rights, benefits, privileges, and interests appurtenant thereto, including but not limited to the right to use and occupy an FI Unit within a development and the Common Elements and Common Furnishings, if any, appurtenant to such FI Unit or the development during a reserved or assigned use period, all as more specifically described in the Applicable Declaration or other Applicable Timeshare Documents.

                  "Fractional Interest Receivable" means a Receivable arising out of the purchase by an Obligor of a Fractional Interest.

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

                  "Indemnified Amounts" has the meaning set forth in Section
6.1.

                  "Indemnified Party" has the meaning set forth in Section 6.1.

                  "Installment Sale Contract" shall mean a vacation owner agreement executed by an Originator, its related Vacation Club and an Obligor.

                  "Intended Characterization" means, for income tax purposes, the characterization of the acquisition by the Purchasers of Purchaser Interests under the Purchase Agreement as a loan or loans by the Purchasers to Buyer secured by the Receivables, the Related Security and the Collections.

                  "Investor Agent" has the meaning set forth in the Purchase Agreement.

                  "Legacy Eagle Crest Receivables" means, as of any time, those Receivables, other than receivables that have been charged-off or paid in full, and that have been transferred to Seller under, and included on the Schedule of Legacy Eagle Crest Receivables delivered pursuant to, the Transfer Agreement.





                                    Exh. I-9

                  "Liquidity Agreement" has the meaning set forth in the Purchase Agreement.

                  "Liquidity Termination Date" means September 26, 2002.

                  "Material Adverse Effect" means a material adverse effect on
(i) the financial condition or operations of Seller and its Subsidiaries, (ii) the ability of Seller to perform its obligations under the Agreement or any other Transaction Document, (iii) the legality, validity or enforceability of the Agreement or any other Transaction Document, (iv) any Originator's, Seller's, Buyer's, the Agent's, the Investor Agents' or any Purchaser's interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

                  "Mortgage" means a properly recorded or registered mortgage, deed of trust, or other security instrument customary in the timeshare industry in the Applicable Jurisdiction that creates a valid and enforceable first priority lien against the Fractional Interest identified therein in accordance with all applicable laws and secures the payment of all principal, interest, and other amounts owed by an Obligor.

                  "Mortgage Note" means the promissory note or other instrument or agreement executed by an Obligor that evidences the indebtedness of such Obligor incurred in connection with the purchase of a Fractional Interest.

                  "Net Value" means, as of any date of determination, an amount equal to the sum of (i) the aggregate Outstanding Balance of the Receivables at such time, minus (ii) the sum of (A) the aggregate Capital outstanding at such time, plus (B) the Aggregate Reserves.

                  "Net Worth" means as of the last Business Day of each Calculation Period preceding any date of determination, the excess, if any, of
(a) the aggregate Outstanding Balance of the Receivables at such time, over (b) the sum of (i) the aggregate Capital outstanding at such time, plus (ii) the aggregate outstanding principal balance of the Subordinated Loans (including any Subordinated Loan proposed to be made on the date of determination).

                  "Obligor" means a Person obliged to make payments pursuant to a Contract.




                                    Exh. I-10

                  "Original Balance" means, with respect to any Receivable, the Outstanding Balance of such Receivable on the date it was purchased by Buyer.

                  "Originated Receivable" means the indebtedness and other obligations owed by an Obligor to an Originator (without giving effect to any transfer or conveyance under the Agreement or the Transfer Agreement) or Buyer (after giving effect to the transfers under the Agreement or the Transfer Agreement) whether constituting an account, chattel paper, instrument or general intangible, arising under a Contract and includes the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction.

                  "Originator" means each of (i) TWRI in its capacity as Seller under the Agreement and (ii) each of Eagle Crest and Running Y in its capacity as an RTA Seller under the Transfer Agreement.

                  "Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof.

                  "Potential Amortization Event" means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.

                  "Pre-Upgrade Receivable" has the meaning set forth in Section
1.5 of this Agreement.

                  "Previous Sale Agreement" has the meaning specified in the preamble to the Agreement.

                  "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

                  "Previous Sale Agreement" has the meaning set forth in the preamble to the Agreement.





                                    Exh. I-11

                  "Purchase" means a purchase under the Agreement by Buyer from Seller of Receivables, the Related Security and the Collections related thereto, together with all related rights in connection therewith.

                  "Purchase Agreement" has the meaning set forth in the preamble to the Agreement.

                  "Purchase Date" means, as provided in Section 1.1(b) of the Agreement, any Business Day selected by Seller on which a Purchase shall occur.

                  "Purchase Price" means, with respect to any Purchase on any date, the aggregate price to be paid by Buyer to Seller for such Purchase in accordance with Section 1.2 of the Agreement for the Receivables, Collections and Related Security being sold to Buyer on such date, which price shall equal the product of (x) the Original Balance of such Receivables, multiplied by (y) the Purchase Price Factor then in effect.

                  "Purchase Price Credit" has the meaning set forth in Section
1.3 of the Agreement.

                  "Purchase Price Factor" means a percentage calculated to provide Buyer with a reasonable return on its investment in the Receivables after taking account of (i) the time value of money based upon the anticipated dates of collection of the Receivables and the cost to Buyer of financing its investment in the Receivables during such period and (ii) the risk of nonpayment by the Obligors. Seller and Buyer may agree from time to time to change the Purchase Price Factor based on changes in one or more of the items affecting the calculation thereof, provided that any change to the Purchase Price Factor shall take effect as of the commencement of a Calculation Period, shall apply only prospectively and shall not affect the Purchase Price payment in respect of Purchases which occurred during any Calculation Period ending prior to the Calculation Period during which Seller and Buyer agree to make such change. The initial Purchase Price Factor shall be 100.0%.

                  "Purchaser" means Conduit or a Financial Institution, as applicable.

                  "Receivable" means an Originated Receivable that has been identified for sale to the Buyer or sold to the Buyer, as the context may require, but shall not include any Removed Receivable from and after the date on which such Removed Receivable is repurchased by the Seller hereunder.




                                    Exh. I-12

                  "Receivable Documents" shall mean with respect to each Receivable and each Obligor:

                  (i) each original Installment Sale Contract or Mortgage Note, as applicable;

                  (ii) a notice of sale and assignment affixed to the Installment Sale Contract or Mortgage Note, as applicable, (x) if such Installment Sale Contract or Mortgage Note was delivered to the Custodian prior to the RSA Effective Date, stating the legend set forth in clause (ii) of the definition of "Receivables Documents" in the Previous Sale Agreement, and (ii) otherwise stating the following:

The Receivable described herein has been sold to TW Holdings III, Inc. and undivided interests in the Receivable described have further been sold by TW Holdings III, Inc. pursuant to Receivables Purchase Agreement dated as of September 28, 2001.

                  (iii) to the extent such has been executed by the applicable Originator, an original of each guarantee, assumption, modification or substitution agreement, if any, which relates to the related Receivable (or copy thereof certified by an officer of the applicable Originator to be a true and correct copy);

                  (iv) if such Receivable is a Fractional Interest Receivable, each original of the related Mortgage and FI Assignment Documents and a copy of the related deed; and

                  (v) to the extent such are in the possession of the applicable Originator prior to the transfer of the related to the Receivable to the Custodian, copies of all other Receivable Files related to such Receivable.

                  "Receivable Files" shall mean the documents and other papers and computerized records customarily maintained by the Servicer in servicing receivables comparable to the Receivables.

                  "Records" means, with respect to any Receivable, all Contracts, other Receivable Documents and other documents, books, records and other information




                                    Exh. I-13

(including computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

                  "Related Security" means, with respect to any Receivable:

                  (i) all security interests, liens and Mortgages, and the property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all Financing Statements and security agreements describing any collateral securing such Receivable,

                  (ii) all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

                  (iii) all service contracts and other contracts and agreements associated with such Receivable,

                  (iv) all Records related to such Receivable,

                  (v) all of Seller's right, title and interest in, to and under the Transfer Agreement, and

                  (vi) all income and proceeds of any of the foregoing.

                  "Repossessed Timeshare Interests" means, with respect to a Charged-off Receivable or a Defaulted Receivable, the related Timeshare Interests which have been repossessed from or returned by the Obligor on such Receivable (whether through foreclosure, repossession, deed in lieu of foreclosure, or other means).

                  "Required Capital Amount" means, as of any date of determination, an amount equal to 3% of the Outstanding Balance of all Eligible Receivables.

                  "Resorts and Units" means, collectively, FI Resorts, FI Units, VC Resorts and VC Units.





                                    Exh. I-14

                  "Revolving Period Termination Date" means September 27, 2002, or as extended upon written notice from the Agent, on behalf of the Purchasers, to the Buyer.

                  "RSA Effective Date" has the meaning set forth in Section 3.1 of this Agreement.

                  "RSA Year" means a one-year period, measured from and including January 7, 2000, or the anniversary of such date, as applicable.

                  "RTA Receivables " means, as of any time, all right to use Timeshare Interests receivables, originated by Eagle Crest or Running Y and transferred to Seller pursuant to the Transfer Agreement, other than receivables that have been charged-off or paid in full.
                  "RTA Seller" has the meaning set forth in the preamble to this Agreement.

                  "Running Y" means Running Y, Inc., an Oregon corporation.

                  "Sale Assignment" means the executed assignment of Originated Receivables, substantially in the form of Exhibit VIII, in conjunction with a Purchase.

                  "Schedule of Legacy Eagle Crest Receivables" means the schedule of RTA Receivables delivered in connection with the Purchase under the Transfer Agreement.
                  "Schedule of Receivables" has the meaning set forth in Section
1.1 of the Agreement.


                  "Serviced Receivables" shall mean, as of any time, all right to use timeshare or Vacation Credit receivables originated or serviced by TWRI other than receivables that have been paid in full or charged off and including the Receivables.

                  "Settlement Date" means the 20th day of each calendar month (or if such day is not a Business Day, then the next Business Day).

                  "Subordinated Loan" has the meaning set forth in Section 1.2(a) of the Agreement.





                                    Exh. I-15

                  "Subordinated Note" means a promissory note in substantially the form of Exhibit VI hereto as more fully described in Section 1.2 of the Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Subscription Agreement" means that certain Stockholder and Subscription Agreement, dated as of January 7, 2000, between Seller and Buyer.

                  "Subservicer" means Concord or any other Person appointed by TWRI to administer, service and collect the RTA Receivables .

                  "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of an Originator.

                  "Timeshare Interests" means each or all of the Vacation Credits or Fractional Interests or other Vacation Club ownership interests, as applicable.

                  "Transaction Documents" means, collectively, this Agreement, the Transfer Agreement, the Purchase Agreement, each Liquidity Agreement, each Collection Account Agreement, the Subordinated Note, the Subscription Agreement and all other instruments, documents and agreements executed and delivered in connection herewith.

                  "Transfer Agreement" has the meaning set forth in the preamble to this Agreement.

                  "TWRI" shall have the meaning it is given in the preamble to the Agreement.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.





                                    Exh. I-16

                  "Undocumented Receivable" means any Fractional Interest Receivable as to which all actions and deliveries specified in Section 4.1(n) have not occurred by the related Undocumented Receivable Date.

                  "Undocumented Receivable Date" shall mean, with respect to a Fractional Interest Receivable, the date which is 90 days after the date on which such Receivable was originated.

                  "Unrecorded Document" means, with respect to a Fractional Interest Receivable on any date, each document described in Section 4.1(n) which has not at such date been recorded or registered in the Applicable Jurisdiction.

                  "Upgrade" means the cancellation of an existing Contract (other than a Fractional Interest Receivable) and entry into a new, 84-month Contract by an Obligor, Vacation Club and TWRI, pursuant to which the Obligor purchases additional Vacation Credits.

                  "Upgrade Contract" means the new Contract entered into by an Obligor, TWRI and a Vacation Club related to an Upgrade by such Obligor.

                  "Upgrade Receivable" has the meaning set forth in Section 1.5 of this Agreement.

                  "Vacation Club" means each of WorldMark and Eagle Crest Vacation Club. References herein to a Vacation Club being "related" to an Originator shall be construed as follows: (i) WorldMark is "related" (a) to TWRI with respect to all Receivables originated by TWRI and (b) to Running Y and Eagle Crest with respect to Receivables originated by Running Y and Eagle Crest on and after the effectiveness of the Eagle Crest Acquisition; and (ii) Eagle Crest Club is "related" to Eagle Crest and Running Y with respect to all Receivables originated by Eagle Crest or Running Y before the effectiveness of the Eagle Crest Acquisition.

                  "Vacation Credits" means ownership interests in WorldMark that entitle the owner to use Resorts and Units.

                  "Vacation Owner Agreement" means such Contract between Seller, a Vacation Club and any Obligor in substantially the same form as attached as
Exhibit VII.




                                    Exh. I-17

                  "VC Resorts" means those properties owned in fee simple by a Vacation Club or in which a Vacation Club has a valid leasehold interest, which an Obligors who is a Vacation Credit owner has limited rights to use under the terms of an Installment Sale Contract between an Originator, the corresponding Vacation Club and such Obligors as more fully described in the Applicable Declaration and other Applicable Timeshare Documents. This definition includes all VC Resorts in existence as of the date of this Agreement or which come into existence during the term of this Agreement. To the extent that a particular property has both VC Units and FI Units, it shall constitute a VC Resort to the extent of the VC Units and an FI Resort to the extent of the FI Units.

                  "VC Units" means Units that are designated for use by owners of Vacation Credits.

                  "WorldMark" means WorldMark, The Club, a California not-for-profit mutual benefit corporation.

                  All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of Illinois, and not specifically defined herein, are used herein as defined in such Article 9.





                                    Exh. I-18

                                   EXHIBIT II

                    Places of Business; Locations of Records;
                    Federal Employer Identification Number(s)


Places of Business:

         Trendwest Resorts, Inc.
         9805 Willows Road
         Redmond, WA 98052
         (425) 498-2500
         (425) 498-3053 fax

Location of Records:

         9805 Willows Road
         Redmond, WA 98052
         (425) 498-2500
         (425) 498-3053 fax

Federal Employer Identification Number:              93-1004403






                                    Exh.II-1

                                   EXHIBIT III

                                 Account Numbers

Account                    Bank     Name and Address          Account Number
-------------------------------------------------------------------------------
Clearing Account           Key Bank, National Association       479681015661
                           Mail Code WA1180512
                           P.O. Box 90027
                           Bellevue, WA  98009-9027

Concord Account            [                             ]   [                 ]




                                   Exh. III-1

                                   EXHIBIT IV

                         Form of Compliance Certificate

                  This Compliance Certificate is furnished pursuant to that certain Receivables Sale Agreement dated as of September 28, 2001, between Trendwest Resorts Inc. and TW Holdings III, Inc. (the "Agreement"). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.

                  THE UNDERSIGNED HEREBY CERTIFIES THAT:

                  1.  I am the duly elected Vice President of Seller.

                  2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Seller and its Subsidiaries during the accounting period covered by the attached financial statements.

                  3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Amortization Event or a Potential Amortization Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below.

                  4. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Seller has taken, is taking, or proposes to take with respect to each such condition or event:

                  The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this day of , ____.








                                    Exh. IV-1

------------------------------
[Name]




                                    Exh. IV-2

                                    EXHIBIT V

                          Credit and Collection Policy








                                    Exh. VI-1

                                   EXHIBIT VI


                            Form of Subordinated Note


                                SUBORDINATED NOTE

                                                                January 7, 2000

                  1. Note. FOR VALUE RECEIVED, the undersigned, TW Holdings III, Inc., a Delaware corporation ("SPV"), hereby unconditionally promises to pay to the order of Trendwest Resorts, Inc., an Oregon corporation ("Originator"), in lawful money of the United States of America and in immediately available funds, on the date following the Amortization Date which is one year and one day after the date on which (i) the Outstanding Balance of all Receivables sold under the "Sale Agreement" referred to below has been reduced to zero and (ii) Originator has paid to the Buyer all indemnities, adjustments and other amounts which may be owed thereunder in connection with the Purchases (the "Collection Date"), the aggregate unpaid principal sum outstanding of all "Subordinated Loans" made from time to time by Originator to SPV pursuant to and in accordance with the terms of that certain Receivables Sale Agreement dated as of January 7, 2000, between Originator and SPV (as amended, restated, supplemented or otherwise modified from time to time, the "Sale Agreement"). Reference to Section 1.2 of the Sale Agreement is hereby made for a statement of the terms and conditions under which the loans evidenced hereby have been and will be made. All terms which are capitalized and used herein and which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Sale Agreement.

                  2. Interest. SPV further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at a rate equal to 8.75%; provided, however, that if SPV shall default in the payment of any principal hereof, SPV promises to pay, on demand, interest at the rate of the 8.75% per annum on any such unpaid amounts, from the date such payment is due to the date of actual payment. Interest shall be payable on the 20th day of each month, or the next Business Day if such day is not a Business Day in arrears; provided, however, that SPV may elect on the date any interest payment is due hereunder to defer such payment and upon such election the amount of interest due but unpaid on such date shall constitute




                                   Exh. VII-1
principal under this Subordinated Note. The outstanding principal of any loan made under this Subordinated Note shall be due and payable on the Collection Date and may be repaid or prepaid at any time without premium or penalty.

                  3. Principal Payments. Originator is authorized and directed by SPV to enter on the grid attached hereto, or, at its option, in its books and records, the date and amount of each loan made by it which is evidenced by this Subordinated Note and the amount of each payment of principal made by SPV, and absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered; provided that neither the failure of Originator to make any such entry or any error therein shall expand, limit or affect the obligations of SPV hereunder.

                  4. Subordination. The indebtedness evidenced by this Subordinated Note is subordinated to the prior payment in full of all of SPV's recourse obligations under that certain Receivables Purchase Agreement dated as of January 7, 2000, by and among SPV, Originator, as Servicer, Sage Systems, Inc., as "Custodian", various "Purchasers" from time to time party thereto, and Bank One, NA (Main Office Chicago), as the "Agent" and "Paying Agent" (as amended, restated, supplemented or otherwise modified from time to time, the "Purchase Agreement"). The subordination provisions contained herein are for the direct benefit of, and may be enforced by, the Agent and the Purchasers and/or any of their respective assignees (collectively, the "Senior Claimants") under the Purchase Agreement. Until the date on which all "Capital" outstanding under the Purchase Agreement has been repaid in full and all other obligations of SPV and/or the Servicer thereunder and under the "Fee Letter" referenced therein (all such obligations, collectively, the "Senior Claim") have been indefeasibly paid and satisfied in full, Originator shall not demand, accelerate, sue for, take, receive or accept from SPV, directly or indirectly, in cash or other property or by set-off or any other manner (including from or by way of collateral) any payment or security of all or any of the indebtedness under this Subordinated Note or exercise any remedies or take any action or proceeding to enforce the same; provided, however, that (i) Originator hereby agrees that it will not institute against SPV any proceeding of the type described in Section 5.1(d) of the Sale Agreement unless and until the Collection Date has occurred and (ii) nothing in this paragraph shall restrict SPV from paying, or Originator from requesting, any payments under this Subordinated Note so long as SPV is not required under the Purchase Agreement to set aside for the benefit of, or otherwise pay over to, the funds used for such payments to any of the Senior Claimants and further provided that the making of such payment would not otherwise violate the terms and provisions of the Purchase Agreement. Should any payment, distribution or security or proceeds thereof be received by Originator in violation of the immediately preceding sentence, Originator




                                   Exh. VII-2
agrees that such payment shall be segregated, received and held in trust for the benefit of, and deemed to be the property of, and shall be immediately paid over and delivered to the Agent for the benefit of the Senior Claimants.

                  5. Bankruptcy; Insolvency. Upon the occurrence of any proceeding of the type described in Section 5.1(d) of the Sale Agreement involving SPV as debtor, then and in any such event the Senior Claimants shall receive payment in full of all amounts due or to become due on or in respect of Capital and the Senior Claim (including "CP Costs" and "Yield" accruing under the Purchase Agreement after the commencement of any such proceeding, whether or not any or all of such CP Costs or Yield is an allowable claim in any such proceeding) before Originator is entitled to receive payment on account of this Subordinated Note, and to that end, any payment or distribution of assets of SPV of any kind or character, whether in cash, securities or other property, in any applicable insolvency proceeding, which would otherwise be payable to or deliverable upon or with respect to any or all indebtedness under this Subordinated Note, is hereby assigned to and shall be paid or delivered by the Person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Agent for application to, or as collateral for the payment of, the Senior Claim until such Senior Claim shall have been paid in full and satisfied.

                  6. Amendments. This Subordinated Note shall not be amended or modified except in accordance with Section 7.1 of the Sale Agreement. The terms of this Subordinated Note may not be amended or otherwise modified without the prior written consent of the Agent for the benefit of the Purchasers.

                  7. GOVERNING LAW. THIS SUBORDINATED NOTE HAS BEEN MADE AND DELIVERED AT CHICAGO, ILLINOIS, AND SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF ILLINOIS. WHEREVER POSSIBLE EACH PROVISION OF THIS SUBORDINATED NOTE SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS SUBORDINATED NOTE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS SUBORDINATED NOTE.




                                   Exh. VII-3

                  8. Waivers. All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor. Originator additionally expressly waives all notice of the acceptance by any Senior Claimant of the subordination and other provisions of this Subordinated Note and expressly waives reliance by any Senior Claimant upon the subordination and other provisions herein provided.

                  9. Assignment. This Subordinated Note may not be assigned, pledged or otherwise transferred to any party other than Originator without the prior written consent of the Agent, and any such attempted transfer shall be void.

                                 TW HOLDINGS III, INC.

                                 By:_____________________________
                                    Title:















                                   Exh. VII-4

                                    Schedule
                                       to
                                SUBORDINATED NOTE


                  SUBORDINATED LOANS AND PAYMENTS OF PRINCIPAL



           Amount of      Amount of        Unpaid
          Subordinated    Principal      Principal     Notation made
Date          Loan           Paid         Balance           by























                                   Exh. VII-5

                                   EXHIBIT VII

                        Form of Vacation Owner Agreement









                                   Exh. VIII-1

                                  EXHIBIT VIII

                             Form of Sale Assignment

                             TRENDWEST RESORTS, INC.

                                       AND

                              TW HOLDINGS III, INC.



                  SALE ASSIGNMENT, dated as of [__], 200[_], between Trendwest Resorts, Inc. (the "Seller") and TW Holdings III, Inc. (the "Buyer").

                  1. We refer to the Receivable Sale Agreement (the "Sale Agreement") dated as of September 28, 2001, between the Seller and the Buyer. All provisions of such Sale Agreement are incorporated herein by reference. All capitalized terms shall have the meanings set forth in the Sale Agreement.

                  2. The Seller does hereby sell, transfer, assign, set over and convey to the Buyer all right, title and interest of the Seller in and to the Receivables listed on Schedule 1 hereto (each, a "Receivable"), and the Buyer does hereby purchase each such Receivable.

                  3. The Outstanding Balance for the Receivables sold and purchased, pursuant to paragraph 2 hereof is $[ ]. The Purchase Price for the Receivables sold and purchased hereby is $ [__] ,representing the product of (x) the Original Balance of such Receivables, multiplied by (y) the Purchase Price Factor (as defined in the Sale Agreement) then in effect. The Purchase Price shall be payable in full contemporaneously with the execution of this Sale Assignment, as provided in Section 1.1 of the Sale Agreement.





                                    Exh. IX-2

                  IN WITNESS WHEREOF, the parties have caused this Sale Assignment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                 TRENDWEST RESORTS, INC.,
                                   as Seller


                                 By:    _________________________
                                 Name:
                                 Title:

                                 TW HOLDINGS III, INC.,
                                   as Buyer


                                 By:    ________________________
                                 Name:
                                 Title:






                                    Exh. IX-3

                                   EXHIBIT IX

                           Form(s) of Mortgage Note(s)






                                    Exh. X-1

                                    EXHIBIT X

                   Form of FI Assignment Document (First Step)




                                    Exh. XI-1

                                   EXHIBIT XI

                  Form of FI Assignment Document (Second Step)

         This FI Assignment Agreement ("Second Step") (this "Assignment") is made and executed as of September 28, 2001 by TW Holdings III, Inc., a Delaware corporation ("RPA Seller"), whose address is ________________________, in favor of Bank One, NA (Main Office Chicago), as Agent pursuant to the Purchase Agreement as hereinafter defined ("Purchaser"). Unless defined elsewhere herein, capitalized terms in this Assignment shall have the meanings assigned to such terms in the Agreement.

1. The RPA Seller and Purchaser and certain other parties entered into that certain Amended and Restated Receivables Purchase Agreement, dated as of February __, 2001 (as the same may be amended, amended and restated, or supplemental from time to time, being herein called the "Purchase Agreement"), pursuant to which the RPA Seller has agreed to sell, on the terms and conditions set forth in the Agreement, to Purchaser certain Receivables (as defined and further described in the Purchase Agreement). This Assignment is being delivered pursuant to the Agreement.

2. For value received in accordance with the Purchase Agreement, the RPA Seller hereby sells, conveys, assigns, transfers and sets over to Purchaser, to the extent of the Purchaser Interests therein, all of the RPA Seller's right, title and interest in and to (i) the Receivables owned by the RPA Seller on the date hereof, (ii) the Related Security with respect to such Receivables and (iii) all Collections with respect to, and other proceeds of, such Receivables. Such Related Security includes each of the mortgages and deeds of trust identified on Exhibit A attached to this Assignment and incorporated into this Assignment by reference.

3. The execution and delivery of this Assignment shall not subject Purchaser to, or transfer or pass to Purchaser, or in any way affect or modify, the liability of the RPA Seller under all or part of such Receivables assigned under this Assignment, it being understood and agreed that notwithstanding this Assignment or any subsequent assignment, all of the obligations of the RPA Seller to each and every other party under each and every item of the Receivables shall be and remain enforceable by such other party, its successors, and assigns, only against the RPA Seller and its successors and assigns, and that Purchaser has not assumed any of the obligations or duties of the RPA Seller under or with respect to any of the Receivables.





                                   Exh. XII-1

4. This Assignment is for conveyance, not for security.

5. This Assignment shall be binding on the RPA Seller and its successors and assigns, and shall inure to the benefit of Purchaser and its successors and assigns.

         In witness whereof, the RPA Seller has executed this Assignment on the date first written above.

TW Holdings III, Inc.


By:
    ------------------------------------
Print Name:
            ----------------------------
Title:
       ---------------------------------


STATE OF                            )
         ---------------------------)
                                    ) ss
COUNTY OF                           )
          --------------------------)


         The foregoing instrument was acknowledged before me this ___ day of _________, by ______________________ as _______________ of __________________,
a(n) ______________ corporation, on behalf of the corporation. _____ is personally known to me or has produced ______________________ as identification.

                                 -----------------------------------------
                                 (Notary Signature)
                                 (NOTARY SEAL)

                                 -----------------------------------------
                              (Notary Name printed)

                                 NOTARY PUBLIC Commission No. ______________






                                   Exh. XII-2

                                   EXHIBIT XII

                     Concord's Credit and Collection Policy




                                   Exh. XII-3

                                   SCHEDULE 2
                             SCHEDULE OF RECEIVABLES





                                   Exh. XII-4

                                   Schedule A


                       DOCUMENTS TO BE DELIVERED TO BUYER
                        ON OR PRIOR TO THE EFFECTIVE DATE

                  1. Copy of the Resolutions of the Board of Directors of Seller certified by its Secretary, authorizing Seller's execution, delivery and performance of the Agreement and the other documents to be delivered by it thereunder.

                  2. Articles or Certificate of Incorporation (or equivalent organizational documents) of Seller certified by the Secretary of State of the jurisdiction of incorporation of Seller on or within thirty (30) days prior to the Effective Date.

                  3. Good Standing Certificate for Seller issued by the Secretaries of State of California, Oregon and Washington.

                  4. A certificate of the Secretary of Seller certifying: (i) the names and signatures of the officers authorized on its behalf to execute the Agreement and any other documents to be delivered by it thereunder and (ii) a copy of Seller's By-Laws.

                  5. Time stamped receipt copies of proper Financing Statements, duly filed under the UCC on or before the date of such initial Purchase in all jurisdictions as may be necessary or, in the opinion of Buyer (or Buyer's Assigns), desirable, under the UCC of all appropriate jurisdictions or any comparable law in order to perfect the ownership interests contemplated by the Agreement.

                  6. Delivered simultaneous to the Initial Purchase, executed copies of proper releases and UCC termination statements, ready for filing, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by Seller.

                  7. Executed Collection Account Agreements for each Lock-Box and Collection Account.

                  8. A favorable opinion of legal counsel for Seller reasonably acceptable to Buyer (or Buyer's Assigns) which addresses the following matters and such other matters as Buyer (or Buyer's Assigns) Agent may reasonably request:




                                     Sch.A-1

-- Seller is a corporation duly incorporated, validly existing, and in good standing under the laws of its state of incorporation.

-- Seller has all requisite authority to conduct its business in each jurisdiction where failure to be so qualified would have a material adverse effect on Seller's business.

-- The execution and delivery by Seller of the Agreement and each other Transaction Document to which it is party and its performance of its obligations thereunder have been duly authorized by all necessary corporate action and proceedings, corporate or otherwise, on the part of Seller and will not:

                  (a) require any action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of UCC Financing Statements);

                  (b) contravene, or constitute a default under, any provision of applicable law or regulation or of its Articles of Incorporation or Bylaws (or equivalent organizational documents) or of any agreement, judgment, injunction, order, decree or other instrument binding upon Seller; or

                  (c) result in the creation or imposition of any Adverse Claim on assets of Seller or any of its Subsidiaries (except as contemplated by the Agreement).

-- The Agreement and each other Transaction Document to which it is a party has been duly executed and delivered by Seller (the Originating Parties) and constitutes the legal, valid, and binding obligation of Seller enforceable in accordance with its terms, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.





                                     Sch.A-2

-- Counsel is without knowledge of any matters or facts contrary to the Representations and Warranties contained in Section 2.1 of the Sales Agreement.

-- Seller is not an "investment company" registered or required to be registered under the Investment Company Act of 1940.

                  9. A "true sale" opinion and "substantive consolidation" opinion of counsel for Seller with respect to the transactions contemplated by the Agreement and the Purchase Agreement.

                  10. A Compliance Certificate.

                  11. A direction letter executed by Seller authorizing Buyer and Buyer's Assigns, and directing warehousemen to allow Buyer and Buyer's Assigns, to inspect and make copies from Seller's books and records maintained at off-site data processing or storage facilities.

                  12. A form of Monthly Report.

                  13. Executed copies of (i) all consents from and authorizations by any Persons and (ii) all waivers and amendments to existing credit facilities, that are necessary in connection with the Agreement.

                  14. State of Washington Public Offering Documents including
(i) Declaration of Vacation Owner Program for WorldMark certified by State of Washington Department of Real Estate, (ii) statement of compliance with registration requirements of [Arizona,] California, Hawaii and Oregon and (iii) statement of clear title, to WorldMark properties.

                  15. Good Standing Certificate for WorldMark issued by the Secretaries of State of each jurisdiction where it has material operations.

                  16. A favorable opinion of in-house counsel to the Seller stating that, to the best of the opinion givers knowledge, there is no action, suit or other proceeding against Seller, WorldMark or any Affiliate of Seller [or a Vacation Club], which would materially adversely affect the business or financial condition of Seller, WorldMark and their respective Affiliates taken as a whole or which would




                                     Sch.A-3
materially adversely affect the ability of Seller to perform its obligations under the Agreement.

                  17. A Statement of Auditing Standards 70 report on Concord proposed by [ ].




                                     Sch.A-4